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                                                                    EXHIBIT 4.2



                     AMENDED AND RESTATED SECURITY AGREEMENT

         THIS AMENDED AND RESTATED SECURITY AGREEMENT (this "AGREEMENT") dated as of June 5, 1998 is among U.S. AGGREGATES, INC., a Delaware corporation (the "COMPANY"), WESTERN AGGREGATES HOLDING CORPORATION, a Delaware corporation, JENSEN CONSTRUCTION AND DEVELOPMENT, INC., a Nevada corporation, SANDIA CONSTRUCTION, INC., a Nevada corporation, COX ROCK PRODUCTS INC., a Utah corporation, COX TRANSPORT CORPORATION, a Utah corporation, SRM HOLDINGS CORP., a Delaware corporation, SOUTHERN READY MIX, INC., an Alabama corporation, A-BLOCK COMPANY, INC., an Arizona corporation, A-BLOCK COMPANY, INC., a California corporation, MOHAVE CONCRETE AND MATERIALS, INC., an Arizona corporation, MOHAVE CONCRETE AND MATERIALS, INC., a Nevada corporation, MULBERRY ROCK CORPORATION, a Georgia corporation, VALLEY ASPHALT, INC., a Utah corporation, SOUTHERN NEVADA AGGREGATES, INC., a Nevada corporation, BHY READY MIX, INC., a Tennessee corporation, FALCON RIDGE CONSTRUCTION, INC., a Utah corporation, GEODYNE TRANSPORT, INC., a Utah corporation, WESTERN ROCK PRODUCTS CORP., a Utah corporation, TRI-STATE TESTING LABORATORIES, INC., a Utah corporation, DEKALB STONE, INC., a Georgia corporation, BECK PAVING, INC., a Utah corporation, BRADLEY STONE & SAND, INC., a Tennessee corporation, BIG HORN REDI MIX, INC., a Wyoming corporation, TREASURE VALLEY CONCRETE, INC., an Idaho corporation, MONROC, INC., a Delaware corporation, and such other persons or entities which from time to time become parties hereto as debtors (collectively, including the Company, the "DEBTORS" and individually each a "DEBTOR") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION in its capacity as agent for the Lenders referred to below (in such capacity, the "AGENT").

                               W I T N E S S E T H

         WHEREAS, the Company has entered into a Third Amended and Restated Credit Agreement dated as of June 5, 1998 (as amended or otherwise modified from time to time, the "CREDIT AGREEMENT") by and among the Company, various financial institutions (collectively the "LENDERS" and individually each a "LENDER") and the Agent, pursuant to which the Lenders have agreed to make loans to, and issue or participate in letters of credit for the account of, the Company;

         WHEREAS, the Credit Agreement amends and restates a Second Amended and Restated Credit Agreement dated as of October 15, 1996 among the Company, various financial institutions and the Agent (as thereafter amended, the "EXISTING CREDIT AGREEMENT");

         WHEREAS, in connection with the Existing Credit Agreement, certain of the Debtors entered into a Security Agreement dated as of July 13, 1994, as heretofore amended (as so amended, the "EXISTING AGREEMENT");


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         WHEREAS, each of the Debtors (other than the Company) has executed and delivered a guaranty (as amended or otherwise modified from time to time, the "GUARANTY") of the obligations of the Company under the Credit Agreement; and

         WHEREAS, the obligations of the Company under the Credit Agreement and the obligations of each other Debtor under the Guaranty are to be secured pursuant to this Agreement;

         NOW, THEREFORE, for and in consideration of any loan, advance or other financial accommodation heretofore or hereafter made to the Company by the Lenders or any of them, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Existing Agreement is hereby amended and restated in its entirety, and the parties hereto agree, as follows:

         1. DEFINITIONS. When used herein, (a) the terms CERTIFICATED SECURITY, CHATTEL PAPER, COMMODITY ACCOUNT, COMMODITY CONTRACT, DEPOSIT ACCOUNT, DOCUMENT, EQUIPMENT, FIXTURE, GOODS, INVENTORY, INVESTMENT, INSTRUMENT, INVESTMENT PROPERTY, SECURITY, SECURITY ENTITLEMENT, SECURITIES ACCOUNT and UNCERTIFICATED SECURITY shall have the respective meanings assigned to such terms in the Uniform Commercial Code (as defined below), (b) capitalized terms used but not defined have the meanings assigned to such terms in the Credit Agreement and (c) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

         ACCOUNT DEBTOR means the party who is obligated on or under any Account Receivable, Contract Right or General Intangible.

         ACCOUNT RECEIVABLE means, with respect to any Debtor, any right of such Debtor to payment for goods sold or leased or for services rendered.

         AGENT - see the PREAMBLE.

         AGREEMENT - see the PREAMBLE.

         ASSIGNEE DEPOSIT ACCOUNT - see SECTION 4.

         COLLATERAL means, with respect to any Debtor, all property and rights of such Debtor in which a security interest is granted hereunder.

         COMPANY - see the PREAMBLE.

         COMPUTER HARDWARE AND SOFTWARE means, with respect to any Debtor, (i) all of such Debtor's rights (including rights as licensee and lessee) with respect to computer and other electronic data processing hardware, whether now owned or hereafter acquired by such Debtor, including, without limitation, all integrated computer systems, central processing units, memory units, display

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terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (ii) all of such Debtor's rights (including rights as licensee and lessee) with respect to software programs, whether now owned or hereafter acquired by such Debtor, designed for use on the computers and electronic data processing hardware described in CLAUSE (i) above, including, without limitation, all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) all of such Debtor's rights (including rights as licensee and lessee) with respect to any firmware associated with any of the foregoing, whether now owned or hereafter acquired by such Debtor; and (iv) all of such Debtor's rights (including rights as licensee and lessee) with respect to documentation for hardware, software and firmware described in the preceding CLAUSES (i), (ii) and (iii) above, whether now owned or hereafter acquired by such Debtor, including, without limitation, flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

         CONTRACT RIGHT means, with respect to any Debtor, any right of such Debtor to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

         CREDIT AGREEMENT - see the RECITALS.

         DEBTOR - see the PREAMBLE.

         DEFAULT means the occurrence of any of the following events: (a) any Unmatured Event of Default under Section 12.1.1 or 12.1.4 of the Credit Agreement; (b) any Event of Default; or (c) any warranty of any Debtor herein is untrue or misleading in any material respect and, as a result thereof, the Agent's security interest in, or rights and remedies with respect to, any material portion of the Collateral of such Debtor is impaired or otherwise adversely affected.

         GENERAL INTANGIBLES means, with respect to any Debtor, all of such Debtor's "general intangibles" as defined in Uniform Commercial Code as in effect in Illinois on the date hereof and, in any event, includes (without limitation) all of such Debtor's trademarks, trade names, patents, copyrights, trade secrets, customer lists, inventions, designs, software programs, mask works, goodwill, registrations, licenses, franchises, tax refund claims, guarantee claims, security interests and rights to indemnification.

         GUARANTY - see the RECITALS.

         INTELLECTUAL PROPERTY means all past, present and future: trade secrets and other proprietary information; trademarks,

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service marks, business names, designs, logos, indicia, and/or other source and/or business identifiers and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including, without limitation, copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing set forth in this definition and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing set forth in this definition; the right to sue for all past, present and future infringements of any of the foregoing set forth in this definition; and all common law and other rights throughout the world in and to all of the foregoing set forth in this definition.

         LENDER - see the recitals.

         LIABILITIES means, as to each Debtor, all obligations (monetary or otherwise) of such Debtor under the Credit Agreement, any Note, the Guaranty, any other Loan Document or any other document or instrument (including any Hedging Agreement entered into with any Lender or any affiliate thereof) executed in connection therewith, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

         NON-TANGIBLE COLLATERAL means, with respect to any Debtor, such Debtor's Accounts Receivable, Contract Rights and General
Intangibles.

         PERMITTED LIENS - see CLAUSE (i) of SECTION 3.

         UNIFORM COMMERCIAL CODE means the Uniform Commercial Code as in effect in the State of Illinois on the date of this Agreement; provided, however, as used in SECTION 8 hereof, "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

         2. GRANT OF SECURITY INTEREST. As security for the payment of all Liabilities, each Debtor hereby mortgages to the Agent for the benefit of the Lenders, and grants to the Agent for the benefit of the Lenders a continuing security interest in, the following, whether now or hereafter existing or acquired:

         All of such Debtor's right, title and interest in:

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            (i)   Accounts Receivable;

           (ii)   Certificated Securities;

          (iii)   Chattel Paper;

           (iv) Computer Hardware and Software and all rights with respect thereto, including, without limitation, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

            (v)   Contract Rights;

           (vi)   Deposit Accounts;

          (vii)   Documents;

         (viii)   General Intangibles;

           (ix) Goods (including, without limitation, all its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

            (x)   Instruments;

           (xi)   Intellectual Property;

          (xii)   money (of every jurisdiction whatsoever);

         (xiii) Commodity Accounts, Commodity Contracts, Investment Property, Security Entitlements and Securities Accounts;

          (xiv)   Uncertificated Securities; and

           (xv) to the extent not included in the foregoing, all other personal property of any kind or description;

                together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to any of the foregoing, and all proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; PROVIDED, HOWEVER, that to the extent that the provisions of any lease or license of Computer Hardware and Software or Intellectual Property expressly prohibit (which prohibition is enforceable under applicable law) the grant of a security interest therein, such Debtor's rights in such lease or license shall be excluded from the foregoing grant for so long as such prohibition continues, IT BEING UNDERSTOOD that upon

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                request of the Agent, such Debtor will in good faith use
                reasonable efforts to obtain consent for the creation of a security interest in favor of the Agent in such Debtor's rights under such lease or license.

         3. WARRANTIES. Each Debtor warrants that: (i) no financing statement (other than any which may have been filed on behalf of the Agent or in connection with security interests or liens expressly permitted by the Credit Agreement ("PERMITTED LIENS")) covering any of the Collateral is on file in any public office; (ii) such Debtor is and will be the lawful owner of all of its Collateral, free of all liens and claims whatsoever, other than the security interest hereunder and Permitted Liens, with full power and authority to execute this Agreement and perform such Debtor's obligations hereunder, and to subject the Collateral to the security interest hereunder; (iii) all information with respect to Collateral and Account Debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Debtor to the Agent or any Lender, and all other written information heretofore or hereafter furnished by such Debtor to the Agent or any Lender, is and will be true and correct in all material respects as of the date furnished; (iv) such Debtor's chief executive office is as set forth on SCHEDULE I hereto (and such Debtor has not maintained its chief executive office at any other location at any time after January 1, 1998); (v) each location where such Debtor maintains a place of business is set forth on SCHEDULE II hereto; (vi) such Debtor is not now known and during the five years preceding the date hereof has not previously been known by any trade name except as previously disclosed to the Agent and the Lenders in writing prior to the date hereof; (vii) during the five years preceding the date hereof, such Debtor has not been known by any legal name different from the one set forth on the signature page of this Agreement except as previously disclosed to the Lenders in writing prior to the date hereof, nor has such Debtor been the subject of any merger or other corporate reorganization except as previously disclosed to the Lenders in writing prior to the date hereof; (viii) SCHEDULE III hereto contains a complete listing of all of such Debtor's Intellectual Property which is subject to registration statutes; (ix) the execution and delivery of this Agreement and the performance by such Debtor of its obligations hereunder are within such Debtor's corporate or partnership powers, have been duly authorized by all necessary corporate or partnership action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the organizational documents of such Debtor or of any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon such Debtor; (x) this Agreement is a legal, valid and binding obligation of such Debtor, enforceable in accordance with its terms, except that the enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter

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in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and (xi) such Debtor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which would materially adversely affect any material portion of the Collateral of such Debtor.

         4. COLLECTIONS, ETC. Until such time during the existence of a Default as the Agent shall notify such Debtor of the revocation of such power and authority, each Debtor (a) may, in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by such Debtor for such purpose, use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Debtor for such purpose, and use, in the ordinary course of its business (but subject to the terms of the Credit Agreement), the cash proceeds of Collateral and other money which constitutes Collateral, (b) will, at its own expense, endeavor to collect, as and when due, all amounts due under any of the Non-Tangible Collateral, including the taking of such action with respect to such collection as the Agent may reasonably request or, in the absence of such request, as such Debtor may deem advisable, and (c) may grant, in the ordinary course of business, to any party obligated on any of the Non-Tangible Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Non-Tangible Collateral. The Agent, however, may, at any time that a Default exists, whether before or after any revocation of such power and authority or the maturity of any of the Liabilities, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Agent of any amounts due or to become due thereunder and enforce collection of any of the Non-Tangible Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Agent during the existence of a Default, each Debtor will, at its own expense, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Agent of any amounts due or to become due thereunder.

         Upon request by the Agent during the existence of a Default, each Debtor will forthwith, upon receipt, transmit and deliver to the Agent, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Agent) which may be received by such Debtor at any time in full or partial payment or otherwise as proceeds of any of the Collateral. Except as the Agent may otherwise consent in writing, any such items which may be so received by any Debtor will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Agent until delivery is made to the Agent. Each Debtor will comply with the terms and conditions of any consent given by the Agent pursuant to the foregoing sentence.

         During the existence of a Default, all items or amounts which are delivered by any Debtor to the Agent on account of partial or full payment or otherwise as proceeds of any of the Collateral shall be deposited to the credit of a deposit account (each an "ASSIGNEE DEPOSIT ACCOUNT") of such Debtor with the Agent, as security for payment of the Liabilities. No Debtor shall have any right to withdraw any funds deposited in the applicable Assignee Deposit Account. The Agent may, from time to time, in its discretion, and shall upon request of the applicable Debtor made not more than once in any week, apply all or any of the then balance, representing collected funds, in the Assignee Deposit Account, toward payment of the Liabilities, whether or not then due, in such order of application as the Agent may determine, and the Agent may, from time to time, in its discretion, release all or any of such balance to the applicable Debtor.

         If and to the extent that a perfected security interest hereunder in any Collateral shall cease to be perfected for any reason whatsoever (including, without limitation, release of all or any balance in any Assignee Deposit Account or use or disposition by any Debtor of any proceeds of Collateral), then such Collateral (referred to in this paragraph as "released Collateral") shall be deemed thereby released from the security interest hereunder in exchange, as of the time of such release, for any other Collateral of equivalent value in which a perfected security interest hereunder is being obtained contemporaneously or has been most recently obtained, but only to the extent such other Collateral does not represent either (a) Collateral in exchange for which any previously released Collateral shall have been deemed released, or (b) Collateral of equivalent value to any loan or advance (otherwise than by renewal or extension) from the Lenders to the Company in which Collateral a perfected security interest hereunder shall have been obtained contemporaneously with or most recently prior to such loan or advance.

         The Agent is authorized to endorse, in the name of the applicable Debtor, any item, howsoever received by the Agent, representing any payment on or other proceeds of any of the Collateral.

         5. CERTIFICATES, SCHEDULES AND REPORTS. Each Debtor will from time to time, as the Agent may reasonably request, deliver to the Agent such schedules, certificates and reports respecting all or any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by such Debtor in full or partial payment of any of the Collateral, as the Agent may reasonably request. Any such schedule, certificate or report shall be executed by a duly authorized officer of such Debtor and shall be in such form and detail as the Agent may specify. Each Debtor shall promptly notify the Agent of the occurrence of any event causing any loss or depreciation in the value of its Inventory or other Goods which is material to the Company and its Subsidiaries taken as a whole, and such notice shall specify the amount of such loss or depreciation.

         6. AGREEMENTS OF THE DEBTORS. Each Debtor (a) will, upon request of the Agent, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices reasonably deemed appropriate by the Agent) and do such other acts and things (including, without limitation, delivery to the Agent of any Instruments or Certificated Securities which constitute Collateral), all as the Agent may from time to time reasonably request, to establish and maintain a valid security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever, other than Permitted Liens) to secure the payment of the Liabilities; (b) will keep all its Inventory at, and will not maintain any place of business at any location other than, its address(es) shown on SCHEDULES I and II hereto or at such other addresses of which such Debtor shall have given the Agent not less than 10 days' prior written notice; (c) will keep its records concerning the Non-Tangible Collateral in such a manner as will enable the Agent or its designees to determine at any time the status of the Non-Tangible Collateral;
(d) will furnish the Agent such information concerning such Debtor, the Collateral and the Account Debtors as the Agent may from time to time reasonably request; (e) will permit the Agent and its designees, from time to time, on reasonable notice and at reasonable times and intervals during normal business hours (or at any time without notice during the existence of a Default) to inspect such Debtor's Inventory and other Goods, and to inspect, audit and make copies of and extracts from all records and all other papers in the possession of such Debtor pertaining to the Collateral and the Account Debtors, and will, upon request of the Agent during the existence of a Default, deliver to the Agent all of such records and papers; (f) will, upon request of the Agent, stamp on its records concerning the Collateral, and add on all Chattel Paper constituting a portion of the Collateral, a notation, in form satisfactory to the Agent, of the security interest of the Agent hereunder; (g) without limiting the provisions of Section 10.3 of the Credit Agreement, will at all times keep all its Inventory and other Goods insured under policies maintained with reputable, financially sound insurance companies against loss, damage, theft and other risks to such extent as is customarily maintained by companies similarly situated, and cause all such policies to provide that loss thereunder shall be payable to the Agent as its interest may appear and such policies or certificates thereof shall, if the Agent so requests, be deposited with or furnished to the Agent; (h) will take such actions as are reasonably necessary to keep its Inventory in good repair and condition, ordinary wear and tear excepted; (i) will take such

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actions as are reasonably necessary to keep its Equipment in good repair and condition and in good working or running order, ordinary wear and tear excepted; (j) subject to Section 9.12 of the Credit Agreement, will promptly pay when due all license fees, registration fees, taxes, assessments and other charges which may be levied upon or assessed against the ownership, operation, possession, maintenance or use of its Equipment and other Goods;
(k) will, upon request of the Agent, (i) cause to be noted on the applicable certificate, in the event any of its Equipment is covered by a certificate of title, the security interest of the Agent in the Equipment covered thereby, and (ii) deliver all such certificates to the Agent or its designees; (l) will take all steps reasonably necessary to protect, preserve and maintain all of its rights in the Collateral; (m) will keep all of the tangible Collateral in the United States; and (n) will reimburse the Agent for all expenses, including reasonable attorneys' fees and legal expenses, incurred by the Agent in seeking to collect or enforce any rights in respect of such Debtor's Collateral.

         Any expenses incurred without gross negligence or wilful misconduct on the part of the Agent in protecting, preserving and maintaining any Collateral shall be borne by the applicable Debtor. Whenever a Default shall be existing, the Agent shall have the right to bring suit to enforce any or all of the Intellectual Property or licenses thereunder, in which event the applicable Debtor shall at the request of the Agent do any and all lawful acts and execute any and all proper documents required by the Agent in aid of such enforcement and such Debtor shall promptly, upon demand, reimburse and indemnify the Agent for all reasonable costs and expenses incurred by the Agent in the exercise of its rights under this SECTION 6. Notwithstanding the foregoing, the Agent shall have no obligations or liabilities regarding any of the Collateral by reason of, or arising out of, this Agreement.

         7. DEFAULT. Whenever a Default shall be existing, the Agent may exercise from time to time any rights and remedies available to it under applicable law. Each Debtor agrees, in case of Default, (i) to assemble, at its expense, all its Inventory and other Goods (other than Fixtures) at a convenient place or places acceptable to the Agent, and (ii) at the Agent's request, to execute all such documents and do all such other things which may be necessary or desirable in order to enable the Agent or its nominee to be registered as owner of the Intellectual Property with any competent registration authority. Any notification of intended disposition of any of the Collateral required by law shall be deemed reasonably and properly given if given at least ten days before such disposition. Any proceeds of any disposition by the Agent of any of the Collateral may be applied by the Agent to payment of expenses in connection with the Collateral, including reasonable attorneys' fees and legal expenses, and any balance of such proceeds may be applied by the Agent toward the payment of such of the Liabilities, and in such order of application, as the Agent may from time to time elect.


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         8. GENERAL. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as any applicable Debtor requests in writing, but failure of the Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Agent to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by any Debtor, shall be deemed of itself a failure to exercise reasonable care in the custody or preservation of such Collateral.

         Any notice from the Agent to any Debtor, if mailed, shall be deemed given five days after the date mailed, postage prepaid, addressed to such Debtor either at such Debtor's address shown on SCHEDULE I hereto or at such other address as such Debtor shall have specified in writing to the Agent as its address for notices hereunder.

         Each of the Debtors agrees to pay all expenses (including reasonable attorney's fees and legal expenses) paid or incurred by the Agent or any Lender in endeavoring to collect the Liabilities of such Debtor, or any part thereof, and in enforcing this Agreement against such Debtor, and such obligations will themselves be Liabilities.

         No delay on the part of the Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

         This Security Agreement shall remain in full force and effect until all Liabilities have been paid in full and all Commitments have terminated. If at any time all or any part of any payment theretofore applied by the Agent or any Lender to any of the Liabilities is or must be rescinded or returned by the Agent or such Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Debtor), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or such Lender, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Agent or such Lender had not been made.

         This Agreement has been delivered at Chicago, Illinois, and shall be construed in accordance with and governed by the laws of the State of Illinois applicable to contracts made and to be entirely performed in the State of Illinois, subject, however, to the applicability of the Uniform Commercial Code of any jurisdiction in which any Goods of any Debtor may be located at any given time. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         The rights and privileges of the Agent hereunder shall inure to the benefit of its successors and assigns.

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. At any time after the date of this Agreement, one or more additional persons or entities may become parties hereto by executing and delivering to the Agent a counterpart of this Agreement. Immediately upon such execution and delivery (and without any further action), each such additional person or entity will become a party to, and will be bound by all the terms of, this Agreement.

         ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH ON SCHEDULE I HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         EACH OF EACH DEBTOR, THE AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING

FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.


                                         U.S. AGGREGATES, INC.



                                         By:  /s/ Michael Stone
                                             ------------------------------
                                         Title:
                                                ---------------------------


                                         SRM HOLDINGS CORP.


                                         By:  /s/ Michael Stone
                                             ------------------------------
                                         Title:
                                                ---------------------------

                                         WESTERN AGGREGATES HOLDING CORP.


                                         By:  /s/ Michael Stone
                                             ------------------------------
                                         Title:
                                                ---------------------------

                                         WESTERN ROCK PRODUCTS CORP.


                                         By:  /s/ Darrell G. Whitney
                                             ------------------------------
                                         Title:  President
                                                ---------------------------

                                         JENSEN CONSTRUCTION & DEVELOPMENT,
                                         INC.


                                         By:  /s/ Darrell G. Whitney
                                             ------------------------------
                                         Title:  President
                                                ---------------------------

                                         SANDIA CONSTRUCTION, INC.


                                         By:  /s/ Darrell G. Whitney
                                             ------------------------------
                                         Title:  President
                                                ---------------------------

                                         SOUTHERN NEVADA AGGREGATES, INC.


                                         By:  /s/ Darrell G. Whitney
                                             ------------------------------
                                         Title:  President
                                                ---------------------------

                                         TRI-STATE TESTING LABORATORIES, INC.


                                         By:  /s/ Micheal Stone
                                             ------------------------------
                                         Title:
                                                ---------------------------

                                         MOHAVE CONCRETE AND MATERIALS, INC.,
                                         a Nevada corporation


                                         By:  /s/ Darrell G. Whitney
                                             ------------------------------
                                         Title:  President
                                                ---------------------------


                                         MOHAVE CONCRETE AND MATERIALS, INC.,
                                         an Arizona corporation


                                         By:  /s/ Darrell G. Whitney
                                             ------------------------------
                                         Title:  President
                                                ---------------------------

                                         A-BLOCK COMPANY, INC.,
                                         an Arizona corporation


                                         By:  /s/ Darrell G. Whitney
                                             ------------------------------
                                         Title:  President
                                                ---------------------------

                                         A-BLOCK COMPANY, INC.,
                                         a California corporation


                                         By:  /s/ Darrell G. Whitney
                                             ------------------------------
                                         Title:  President
                                                ---------------------------

                                         COX ROCK PRODUCTS, INC.


                                         By:  /s/ Micheal Stone
                                             ------------------------------
                                         Title:
                                                ---------------------------

                                         COX TRANSPORT CORPORATION


                                         By:  /s/ Micheal Stone
                                             ------------------------------
                                         Title:
                                                ---------------------------

                                         VALLEY ASPHALT, INC.


                                         By:  /s/ Micheal Stone
                                             ------------------------------
                                         Title:
                                                ---------------------------

                                         GEODYNE TRANSPORT, INC.


                                         By:  /s/ Micheal Stone
                                             ------------------------------
                                         Title:
                                                ---------------------------

                                         FALCON RIDGE CONSTRUCTION, INC.


                                         By:  /s/ Micheal Stone
                                             ------------------------------
                                         Title:
                                                ---------------------------

                                         BECK PAVING, INC.


                                         By:  /s/ Micheal Stone
                                             ------------------------------
                                         Title:
                                                ---------------------------

                                         SOUTHERN READY MIX, INC.


                                         By:  /s/ Cecil F. Greene
                                             ------------------------------
                                         Title:  CEO
                                                ---------------------------

                                         DEKALB STONE, INC.


                                         By:  /s/ Cecil F. Greene
                                             ------------------------------
                                         Title:  President
                                                ---------------------------

                                         MULBERRY ROCK CORPORATION


                                         By:  /s/ Cecil F. Greene
                                             ------------------------------
                                         Title:  President
                                                ---------------------------

                                         BHY READY MIX, INC.


                                         By:  /s/ Cecil F. Greene
                                             ------------------------------
                                         Title:  President
                                                ---------------------------

                                         BRADLEY STONE & SAND, INC.


                                         By:  /s/ Cecil F. Greene
                                             ------------------------------
                                         Title:  President
                                                ---------------------------

                                         BIG HORN REDI MIX, INC.


                                         By:  /s/ Micheal Stone
                                             ------------------------------
                                         Title:
                                                ---------------------------

                                         TREASURE VALLEY CONCRETE, INC.


                                         By:  /s/ Micheal Stone
                                             ------------------------------
                                         Title:
                                                ---------------------------

                                         MONROC, INC.


                                         By:  /s/ Micheal Stone
                                             ------------------------------
                                         Title:
                                                ---------------------------

                                         BANK OF AMERICA NATIONAL TRUST AND
                                         SAVINGS ASSOCIATION,
                                         as Agent for the Lenders


                                         By:  /s/ Kevin P. Morrison
                                             ------------------------------
                                         Title:  Vice President
                                                ---------------------------

                                        Signature page to the Amended and
                                        Restated Security Agreement dated as of
                                        June 5, 1998, as amended, in favor of
                                        Bank of America National Trust and
                                        Savings Association, individually and as
                                        Agent, and the other Lenders which are
                                        party to the Third Amended and Restated
                                        Credit Agreement referred to herein,
                                        dated as of June 5, 1998, among U.S.
                                        Aggregates, Inc., the Lenders and Bank
                                        of America National Trust and Savings
                                        Association, as Agent

                                        The undersigned is executing a
                                        counterpart hereof for purposes of
                                        becoming a party hereto:

[SUBSIDIARY]



                                        By:___________________________
                                        Its:

                                   SCHEDULE I
                              TO SECURITY AGREEMENT


CHIEF EXECUTIVE OFFICE OF ALL DEBTORS

         400-4 College Avenue
         Clemson, South Carolina  29631

                                     SCHEDULE II
                                TO SECURITY AGREEMENT

                             ADDRESSES OF OTHER LOCATIONS

SRM HOLDINGS CORP.

None.

WESTERN AGGREGATES HOLDING CORP.

None.

SOUTHERN READY MIX, INC.

LEASED REAL PROPERTY                           LESSOR

R/M Plant - Plant I                            Norfolk Southern Corp.
2653 Ruffner Road                              Real Estate and Contract
Irondale, AL 35210                             Services
(Some parcels are owned)                       185 Spring Street, S.W.
                                               Atlanta, GA 30303

R/M Plant - Plant 2                            Mr. Joe Yarborough, Sr.
3954 Loma Crest Drive                          c/o Grayson Valley Country Club
Hoover, AL 35244 Valley Drive                  2201 Grayson Valley Drive
(Some parcels are owned)                       Birmingham, AL 35235

R/M Plant - Plant 5                            Sherman International Corp.
 26th Street East                              P. 0. Box 1926
Jasper, AL 35501                               Birmingham, AL 35201
                                               Attn:  Danny Rogers

R/M Plant - Plant 7                            Norfolk Southern Corporation
2026 6th Avenue North                          Real Estate and Contract Services
Bessemer, AL 35020                             185 Spring Street, S.W.
(Some parcels are owned)                       Atlanta, GA 30303

R/M Plant - Plant 9                            Western Steel
Rt. I Box 526 Hwy. 5                           P. 0. Box W
Woodstock, AL 35188                            Birmingham, AL 35228
                                               Attn: Wynelle Smith

R/M Plant - Plant 13                           Alabama State Dock Department
112 Industrial Canal Road                      P.O. Box 1588
Mobile, AL 36603                               Mobile, AL 36633

Tarrant Quarry                                 Drummond Company
2475 Seaboard Road                             Land Department
Tarrant, AL 35217                              P. 0. Box 1549
                                               Jasper, AL 35502

Calera Quarry                                  Blue Circle, Inc.
730 Highway 23                                 Two Parkway Center
Calera, AL 35040                               Suite 1200




                                               Marietta, GA 30067

Corporate Office                               Carter & Associates
4200 Colonnade Parkway                         3800 Colonnade Parkway
Suite 100                                      Suite 110
Birmingham, AL 35243                           Birmingham, AL 35243

O'Neal Quarry                                  Chemical Lime Company
3703 Hwy 31                                    P.O. Box 479
Calera, AL 35040                               Montevallo, AL 35115
                                               Attn: Don Robinson

OWNED REAL PROPERTY
R/M Plant - Plant 4
905 14th Street North
Birmingham, AL 35203

R/M Plant - Plant 6
5357 Hwy. 280 East
Birmingham, AL 35242

R/M Plant and Office
6781 Rester Road
Theodore, AL 36582

R/M Plant, Block Plant & Office
1506 Veterans Drive
Florence, AL 35630

R/M Plant and Office
14th Avenue S.W.
Sheffield, AL 35660

R/M Plant, Block Plant & Office
30th and Wilmer
Anniston, AL 36202

R/M Plant
West Francis Avenue
Jacksonville, AL 36265
R/M Plant
111 Industrial Drive
Oxford, AL 36203

R/M Plant
35670 Hwy. 21 North
Talladega, AL 35160

Block and Paver Plant
#1 Selfield Industrial Park
Selma, AL 36701

Vance Quarry
10445 Frog Lady Road
Vance, A: 35490
(Some parcels leased)



Alabaster Quarry
1180 Fulton Springs Road
Alabaster, AL 35007

Sandy Key Condominium
Unit 514
13575 Sandy Key Drive
Pensacola, Fl 32509

DEKALB STONE, INC.

OWNED REAL PROPERTY
None.

LEASED REAL PROPERTY                           LESSOR

DeKalb Quarry                                  Bradley Mountain, Inc.
7262 South Goddard Road                        889 Commerce Drive
Lithonia, GA 30038                             Suite A
                                               Conyers, GA 30207

MULBERRY ROCK CORPORATION
OWNED REAL PROPERTY

Mulberry Quarry
6580 Mulberry Rock Road
Dallas, GA 30132

LEASED REAL PROPERTY

None.
BHY READY MIX, INC.

OWNED REAL PROPERTY

None.
LEASED REAL PROPERTY                           LESSOR

R/M Plant                                      BHY Concrete Finishing, Inc.
1900 Central Avenue                            601 Cumberland Street, Suite F
Chattanooga, TN 37408                          P. 0. Box 3296
                                               Chattanooga, TN 37404

BRADLEY STONE & SAND, INC.

OWNED REAL PROPERTY
Cleveland Quarry
351 Ladd Springs Road, SE
Cleveland, TN 37323

LEASED REAL PROPERTY                           LESSOR

Jasper Quarry                                  Sam H. Wemer, III & Rosalee Boyd
9247 Hwy. 150                                  P. 0. Box 219



Sequatchie, TN 37374                           Tracy City, TN 37387

South Pittsburg Quarry                         Catherine C. Brown
385 Bolton Point Rd                            500 Laurel Avenue
South Pittsburg, TN 37380                      South Pittsburg, TN 37380
                                               Swafford, Carter & Kelly
                                               360 Summertown Rd
                                               Jasper, TN 37347

WESTERN ROCK PRODUCTS CORP.

OWNED REAL PROPERTY

Mesquite Pit Property
250 Riverside Drive
Mesquite, NV 89024

Hughes Pit Property
Mohave County
Littlefield, AZ 86432

Panguitch Pit Property
Garfield County
Panguitch, UT 84759

Parowan Pit Property
Iron County
Parowan, UT 84761

Clark Pit Property
Iron County
Cedar City, UT 84720

Cedar Pit and Yard Property
1405 North Bulldog Road
Cedar City, UT 84720

Sorenson Pit Property
Washington County
Washington, Utah 84780

Ft. Pierce Pit Property
Washington County
St. George, Utah 84770

St. George Yard Property
820 North 1080 East
St. George, Utah 84770

A-T Asphalt Yard Property
Washington County
St. George, Utah 84770
LEASED REAL PROPERTY

Western Rock Products Corp. leases property located along Highway 91 on the Shivwit Band of Paiute Indians tribal land from Southwest Stone.

JENSEN CONSTRUCTION & DEVELOPMENT, INC.

OWNED REAL PROPERTY

None

LEASED REAL PROPERTY

None

SANDIA CONSTRUCTION, INC.

OWNED REAL PROPERTY

None

LEASED REAL PROPERTY

None

SOUTHERN NEVADA AGGREGATES, INC.

OWNED REAL PROPERTY

None

LEASED REAL PROPERTY

Southern Nevada Aggregates, Inc. leases property located in Township 20 South, Range 64 East, M.D.M. Section 8, SW 1/4, All of Section 17, and Section 20 NW 1/4 , N 1/2, NE 1/4 from Pacific Coast Building Products. The lease expires on March 6, 2002 with an option to renew for an additional 5 years.

TRI-STATE TESTING LABORATORIES, INC.

OWNED REAL PROPERTY

Ence Yard Property
770 North 1080 East
St. George, UT 84770

LEASED REAL PROPERTY

Tri-State Testing Laboratories, Inc. leases approximately 1 acre located in Spanish Fork, Utah from the Sumsion Family LLC. The lease will expire on January 1, 2002.

MOHAVE CONCRETE AND MATERIALS, INC. (NEVADA)

OWNED REAL PROPERTY

None

LEASED REAL PROPERTY

None

MOHAVE CONCRETE AND MATERIALS, INC. (ARIZONA)

OWNED REAL PROPERTY

None.

LEASED REAL PROPERTY

Mohave Concrete and Materials, Inc. (Arizona) leases the 88-acre property located at 2699 West Route Highway 66, Kingman, AZ 86401 from Quinto Polidori. Mohave Concrete and Materials, Inc. has a right of first refusal from Mr. Polidori with respect to this property.

Mohave Concrete and Materials, Inc. (Arizona) and A-Block Company, Inc. (Arizona) lease the property located at 4502 Highway 95 North, Lake Havasu City, Mohave County, Arizona from the State of Arizona. Mohave Concrete and Materials, Inc. is also a party to a Material Sales Agreement with the State of Arizona State Land Department and a Special Land Use Permit with the State of Arizona on sites located at 4502 Highway 95 North, Lake Havasu City, Mohave County, Arizona.

Mohave Concrete and Materials, Inc. (Arizona) is party to a Sand and Gravel Permit with the Fort Mojave Indian Tribe Corporate Charter on the site known as Mohave Concrete #2 at Mohave Valley, Arizona.

A-BLOCK COMPANY, INC. (ARIZONA)

OWNED REAL PROPERTY

None.

LEASED REAL PROPERTY

None.

A-BLOCK COMPANY, INC. (CALIFORNIA)

OWNED REAL PROPERTY

Block Plant Property
I Ice House Road
Needles, San Berndino County, CA

LEASED REAL PROPERTY

None.

COX ROCK PRODUCTS, INC.

OWNED PROPERTY

CENTERFIELD CRUSHER & HOT PLANT:
Beginning 400 East 400 North
Centerfield, UT 84622

     1.   S10304
     2.   S-3319

     3.   S-3361
     4.   S-10115
     5.   S-10176
     6.   3351
     7.   S-3362
     8.   S-10115X
     9.   10186
    10.   10098X
    11.   SA-9800986
    12.   SA-9800622

CENTERFIELD CONCRETE BATCH PLANT:
300 East 400 North
Centerfield, UT 84622

     1.   10187

CENTERFIELD SPEARMINT COAL SITE:
650 South Main
Centerfield, UT 84622

     1.   S-3364
     2.   S-10304X
     3.   S-10313
     4.   S-10264
     5.   S-3368X1

MT. PLEASANT CONCRETE BATCH PLANT:
597 South 600 East
Mt. Pleasant, UT 84647

     1.   S-16555X1
     2.   S- 16553
     3.   S-16554
     4.   S-10264X

AURORA CONCRETE BATCH PLANT:
3520 South Old Highway 89
Aurora, UT 84620

     1.   4-87-11

ELSINORE CRUSHER & HOT PLANT:
1650 North 1450 West
Elsinore, UT 84724

     1.   5-20-54
     2.   5-20-41
     3.   5-20-38
     4.   4-87-11
     5.   5-20-42
     6.   5-20-43

HUNTINGTON CONCRETE BATCH PLANT:
North Highway #10
Huntington, UT 84528

     1.   1-180-19
     2.   1-180-12

CENTERFIELD MAIN OFFICE:
375 East 400 North
Centerfield, UT 84622

     1.   S-3318
     2.   S-3363X
     3.   3368X2
     4.   10190
     5.   10192
     6.   S-10193
     7.   S-3363
     8.   S-10189

LEASED PROPERTY

Overlook Point Apartments
4605 South 2850 West
West Valley City, Utah 84119
Unit # 255

COX TRANSPORT CORPORATION

OWNED REAL PROPERTY

None.

LEASED REAL PROPERTY

None.

VALLEY ASPHALT, INC.

OWNED REAL PROPERTY

Main Office:   Leland Yard, II 72 South Del Monte Road PO Box 220, Spanish Fork,
               UT 84660

Circle K Pit:  (Wellington Pit), 3517 Hwy. 6, Wellington, UT, Carbon County
               94542

Gomex Pit:     8648 S. Hwy. 6, Sparish Fork, UT, Utah County
               Additional 22 acres purchased 1/98

Jorgansen Pit: Wellington, UT, Carbon County

Salem Pit:     209 E. 10800 S., Salem UT, Utah County

Siaperas Pit:  1/4 Miles off Route 6, Wellington, UT, Carbon County

Wintedon Pit:  (Red Sand), E. of I- 1 5 (South West of Nephi), Nephi-West UT,
               Juab County

Nielson Pit:   Mouth of Leamington Pass Canyon, Leamington, UT, Millard County
               Previously Leased, purchased 1/98

LEASED REAL PROPERTY

LESSOR                                  ADDRESS                  DATE OF LEASE            COUNTY
------                                  -------                  -------------            ------
Perry, Carolyn                          Moroni, UT               October 5. 1994          Sanpete
Owen & Edna
Christensen

Elberta                                 15894 S.                 June 19,1996             Utah
Brent R. Sumsion                        13556 W.,
& Scott J. Sumsion                      Elberta, UT

Nile & Barbara                          1000 W. Main             January 16,1995          Wasatch
Givens                                  Canyon
                                        Wallsburg, UT

Gerald L. Hill                          650 W. 7300 S.           March 12,1992            Utah
Family Partnership                      Spanish Fork, UT

McRae & Barbara                         Nephi, UT                August 25, 1994          Sanpete
Justesen

LAVA BENCH                              Fillmore, UT             September 21, 1981       Juab
The State of Utah
through the Board
of State Lands &
Division of State
Lands, Dept. of
Natural Resources

NEPHI                                   I-15 Interchange         February 15, 1994        Utah
Preston Lunt Jones                      Nephi/North UT
Company, Inc.

SANTAQUIN                               13419 S. 4500 W.         June 19,1996             Utah
Brent R. Sumsion                        State
and Scott J. Sumsion                    Santaquin, UT

Harold E. & Ethel                       1/2 mile off Airport     January 1, 1994          Carbon
Thayn                                   Road, Wellington, UT

Evelyn Hanks Wood                       209 E. 10800             February 11, 1998        Utah
                                        Salem, UT

Peck Rock                               2 Miles West of          September 4, 1997        Utah
Products                                Redwood Road
                                        Lehi, UT

Shirl L. Ekins Family                   East Hwy. 6              December 1, 1997         Utah
Trust                                   Genolo, UT



GEODYNE TRANSPORT, INC.

OWNED REAL PROPERTY

None.

LEASED REAL PROPERTY

1616 North Beck Street
Salt Lake City, UT 84116
Lessor:   A.C. Financial
          5836 S. Meadowcrest Drive
          Murray, UT 84107

FALCON RIDGE CONSTRUCTION, INC.

LEASED REAL PROPERTY

None.

OWNED REAL PROPERTY

18-Acre and 30-Acre Quarries located at
1020 N. Victory Road
Salt Lake City, UT 84116

BECK PAVING, INC.

OWNED PROPERTY

None.

LEASED PROPERTY

Office/Shop Building
136 North 600 West
Farmington, UT 84025

U.S. AGGREGATES, INC.

OWNED REAL PROPERTY

None.

LEASED REAL PROPERTY

400-4 College Way
Clemson, SC 29631
Lessor:  Morrison-Reed Properties
         Clemson, SC 29631

400 S. El Camino Real, Suite 500
San Mateo, CA 94402
Lessor:  Glenborough Properties, L.P.
         400 South El Camino Real, Suite #450
         San Mateo, CA 94402

3800 Colonnade Parkway, Suite 525
Birmingham, AL 35243
Lessor:  CSL Colonnade
         3800 Colonnade Parkway, #110
         Birmingham, AL 35243

One S. Main, Suite 2
Manti, UT 84642
Lessor:  Zions First National Bank of Manti
         1 South Manti
         Manti, UT 84642

MONROC, INC.

OWNED REAL PROPERTY

A.   BECK STREET PROPERTY
     1730 Beck Street
     Salt Lake City, UT 84116

B.   MURRAY PROPERTY
     97 West Vine Street
     Murray, Utah

C.   POINT OF THE MOUNTAIN, DRAPER PROPERTY
     15589 South 500 West
     Draper, Utah 84020

D.   PARK CITY PROPERTY
     4122 Atkinson Road
     Park City, Utah 84060

E.   HEBER CITY PROPERTY
     150 S. 16th West
     Heber City, Utah 84032

F.   KEARNS PROPERTY
     5750 W. 5600 S.
     Kearns, Utah 84118

G.   GREEN RIVER PROPERTY
     property located in Grand County, Utah with the following legal description:

     Beginning 729.3 feet North and 488.9 feet West of the Southeast corner of
     Section 3, Township 21 South, Range 16 East, Salt Lake Meridian, thence West 1032.8 feet, thence Notrh 1198.3 feet, thence West 585 feet, thence South 1114.6 feet, thence South 18DEG. 26' East 395.3 feet, thence South 65DEG. 46' East 153.5 feet, thence East 1450.5 feet to the West right of way of the County Road, thence North 15DEG. 24' West along said right of way 367.5 feet to beginning.

H.   WEBER CANYON PROPERTY
     Highway 89 I-84
     Umtah, Utah

I.   POCATELLO PLANT
     2300 No. Main Street
     Pocatello, Idaho 83201

J.   POCATELLO PIT
     Siphon Rd.
     Pocatello, Idaho

K.   IDAHO FALLS PROPERTY
     1700 Milligan Road
     Idaho Falls, Idaho 83405

L.   BOISE PROPERTY
     2755 East State
     Eagle, Idaho 83707

M.   TWIN FALLS PROPERTY
     Addison Road West
     Twin Falls, Idaho 83303

N.   WENDELL PROPERTY
     Wallace & 'G' Street
     Wendell, Idaho 83355

O.   KETCHUM PROPERTY
     826 No. Washington
     Ketchum, Idaho 83340

P.   BLACKFOOT PROPERTY
     1990 Westridge
     Blackfoot, Idaho 83221

Q.   MIDDLETON, IDAHO PROPERTY
     300 acres of farmland located in Canyon County, Idaho

LEASED REAL PROPERTY

A.   BACCHUS PIT 1
     5436 South Highway 111
     Magna, Utah 84404
     Lessor:  LLK Properties

     BACCHUS PIT 2
     5436 South Highway 111
     Magna, Utah 84404
     Lessor:  Rushton Family

B.   BELLEVUE PLANT
     Bellevue, Idaho 83313
     Lessor:  Walker Sand & Gravel (no cost)

C.   COTTONWOOD PIT
     Five Mile North
     Shoshone, Idaho 83352
     Lessor:  Timm Family

D.   BARLEY PLANT
     419 West 2nd No.
     Burley, Idaho 83318
     Lessor: Magic Valley Sand & Gravel (no lease cost as long as Monroc buys aggregates from them) Not a lease for land

BIG HORN REDI MIX, INC.

OWNED REAL PROPERTY

CODY PROPERTY
15589 South 500 West
Cody, Wyoming 82414

GREYBULL PROPERTY
600 Industrial Park
Greybull, Wyoming 82426

WORLAND PROPERTY
320 West Big Horn Ave.
Worland, Wyoming 82435

POWELL PROPERTY
361 W. Madison
Powell, Wyoming 82435

LEASED REAL PROPERTY

POWELL BATCH PLANT
355 E. North
Powell, Wyoming
Lessor:  Burlington Northern Railroad

CODY PIT
Cody, Wyoming
Lessor:  State of Wyoming

WORLAND PIT
Worland, Wyoming
Lessor:  Bureau of Land Management

POWELL STORAGE YARD
Powell, Wyoming
Lessor:  Burlington Northern Railroad

TREASURE VALLEY CONCRETE, INC.

OWNED REAL PROPERTY

Amity Land
155 E. Amity
Boise, Idaho

NAMPA BATCH PLANT
2515 Chacartequi Lane
Nampa, Idaho 83687

LEASED PROPERTY



AMITY PIT

4443 E. Amity
Boise, Idaho
Lessor:  Nelson Construction

                                     SCHEDULE III
                                TO SECURITY AGREEMENT

                                       PATENTS


PATENT                   PATENT/SERIAL NO.        COUNTRY     CO. NAME HELD IN    ISSUE DATE

Mobile Ramp for          5,297,914                U.S.A.      Cox Rock            March 29, 1994
  Unloading Trucks                                               Products Inc.


                                      TRADEMARKS

TRADEMARK NAME           REGISTRATION/SERIAL NO.  COUNTRY     CO. NAME HELD IN    ISSUE DATE



                                      COPYRIGHTS

COPYRIGHT NAME           COUNTRY                  CO. NAME HELD IN                ISSUE DATE



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